UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): May 18, 2021

ALTIMAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39653	98-1554235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 33rd Floor

New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 287-6767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	ATAC.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	ATAC	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	ATAC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 18, 2021, Altimar Acquisition Corporation (the “Company” or “Altimar”) convened the extraordinary meeting of Altimar (the “Special Meeting”) held in connection with the Company’s previously announced business combination (the “Business Combination”) with Owl Rock Capital Group and Dyal Capital Partners to form Blue Owl Capital Inc. pursuant to the Business Combination Agreement, dated as of December 23, 2020 (as amended, the “Business Combination Agreement”). Pursuant to the terms of the Business Combination Agreement, each proposal voted on at the Special Meeting is described in greater detail in the Company’s definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (“SEC”) on May 3, 2021 and mailed to shareholders on May 4, 2021.

As of the close of business on April 23, 2021, the record date for the Special Meeting, there were an aggregate of 27,500,000 shares of Class A ordinary shares, par value $0.0001 per share, and 6,875,000 shares of Class B ordinary shares, par value $0.0001 per share (together, the “ordinary shares”), outstanding, each of which was entitled to one vote at the Special Meeting with respect to any adjournments or postponements of the Special Meeting. A total of 23,694,688 ordinary shares, representing approximately 68.93% of the outstanding ordinary shares entitled to vote, were present virtually or by proxy, constituting a quorum.

The voting results for the proposals voted on at the Special Meeting are set forth below.

1. The Business Combination Proposal – To approve by ordinary resolution under Cayman Islands law and adopt the Business Combination Agreement, dated as of December 23, 2020, as amended from time to time, by and among Altimar, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC and the transactions contemplated thereby. Upon consummation of the transactions contemplated by the Business Combination Agreement, including the Domestication (as defined below), the businesses of Owl Rock and Dyal described in the following sentence will be held by two newly organized Delaware limited partnerships, Blue Owl Holdings and Blue Owl Carry, of which a newly formed wholly owned subsidiary of Blue Owl, Blue Owl GP, will be the sole general partner. Pursuant to the Business Combination Agreement, among other things, (a) Blue Owl Holdings will acquire (i) Owl Rock’s business and operations (the “Owl Rock Business”) of sponsoring, offering and managing all existing and future Owl Rock funds and (ii) Dyal, including the business and operations related to sponsoring, offering and managing the existing and future Dyal funds and any successor fund thereof and Dyal’s business services platform (collectively, the “Dyal Business”) (subject to, in each case, interests representing Specified Interests (as defined in the proxy statement/prospectus)), and Blue Owl and Blue Owl Holdings will become responsible for all liabilities and obligations related to the Owl Rock Business and the Dyal Business except as specifically described in the proxy statement/prospectus; and (b) Blue Owl Carry will acquire 15% of the carried interest, incentive fees and any other incentive-based allocations or fees (net of certain investor and third-party arrangements) arising in respect of all existing and future Owl Rock and Dyal funds, except that 100% of the fees (net of certain investor and third-party arrangements) from the Owl Rock BDCs are being contributed to Blue Owl Holdings as described above. Certain of these amounts to be acquired by Blue Owl Carry may instead be acquired and/or held by Blue Owl Holdings. Blue Owl will not acquire any portion of the carried interest attributable to the Dyal Equity Funds (as defined in the proxy statement/prospectus) or any portion of the carried interest attributable to existing or future co-investments or secondary transactions related to the Dyal Equity Funds. For clarity, a secondary-transaction vehicle related to a Dyal Equity Fund includes any continuation fund or other fund whose primarily purpose is to acquire directly or indirectly all or a portion of the assets of, or interests in, such fund (such proposal, the “Business Combination Proposal”).

For	Against	Abstain
22,910,980	777,217	6,013

2. The Domestication Proposal – To approve by special resolution under Cayman Islands law, assuming the Business Combination Proposal is approved and adopted, the change of Altimar’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (such proposal, the “Domestication Proposal”).

For	Against	Abstain
22,911,178	776,870	6,162

3. The Organizational Documents Proposal – To approve and adopt by special resolution under Cayman Islands law, assuming the Business Combination Proposal and the Domestication Proposal are approved and adopted, the proposed new certificate of incorporation (the “Proposed Charter”) and bylaws of Blue Owl, the post-Domestication company, which, if approved, would take effect at the time of the Domestication (such proposal, the “Organizational Documents Proposal”).

For	Against	Abstain
22,911,238	776,711	6,261

4. The Advisory Charter Proposals – To approve, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which were presented separately in accordance with SEC guidance to give shareholders the opportunity to present their separate views on important corporate governance provisions, as eight sub-proposals.

	FOR	AGAINST	ABSTAIN
Proposal 4A — Authorized Shares	21,565,857	2,094,018	34,335
Proposal 4B — Amendments to the Proposed Charter	23,273,527	411,845	8,838
Proposal 4C — Director Election, Vacancies and Removal	21,575,512	2,094,084	24,614
Proposal 4D — DGCL Section 203 and Business Combinations	23,264,889	413,870	15,451
Proposal 4E — Forum Selection	21,574,962	2,085,831	33,417
Proposal 4F — Voting Rights	21,640,668	2,041,083	12,459
Proposal 4G — Dividends and Distributions	23,272,358	408,197	13,655
Proposal 4H — Removal of Blank Check Company Provisions	23,280,390	406,297	7,523

5. The Stock Issuance Proposal – To approve by ordinary resolution under Cayman Islands law, assuming the Business Combination Proposal, the Domestication Proposal and the Organizational Documents Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the New York Stock Exchange (the “NYSE”) (including any rules applicable to a “change of control”), the issuance of Class A common stock to the PIPE Investors pursuant to Subscription Agreements (such proposal, the “Stock Issuance Proposal”).

For	Against	Abstain
22,202,194	1,482,697	9,319

6. The Business Combination Issuance Proposal – To approve by ordinary resolution under Cayman Islands law, assuming the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal and the Stock Issuance Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the NYSE (including any rules applicable to a “change of control”), the issuance of shares of Class A common stock, Class B common stock, Class C common stock, Class D common stock and Class E common stock (i) pursuant to the terms of the Business Combination Agreement, (ii) upon the exchange of units of Blue Owl Carry and Blue Owl Holdings pursuant to the Exchange Agreement to be entered into at the Closing by Blue Owl, Blue Owl Holdings, Blue Owl Carry and Blue Owl GP and (iii) upon the conversion, in accordance with our Proposed Charter, of any such common stock issued pursuant to (i) or (ii) (such proposal, the “Business Combination Issuance Proposal”).

For	Against	Abstain
22,198,100	1,487,412	8,698

7. The Equity Incentive Plan Proposal – To approve by ordinary resolution, assuming the Stock Issuance Proposal and the Business Combination Issuance Proposal are approved and adopted, the 2021 Omnibus Plan, a copy of which is attached to the proxy statement/prospectus as Annex I.

For	Against	Abstain
22,881,253	798,625	14,332

Item 8.01.	Other Events.

As described in Item 5.07 above, the Company’s shareholders approved the Business Combination on May 18, 2021. The Business Combination is expected to close on May 19, 2021, subject to the satisfaction of customary closing conditions.

Forward Looking Statements

Certain statements made in this Current Report on Form 8-K, and oral statements made from time to time by representatives of Altimar are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements regarding the proposed business combination and expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altimar’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability of Altimar to complete the contemplated transactions with Owl Rock and Dyal; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of funds available in Altimar’s trust account following any redemptions by Altimar’s shareholders; changes in general economic conditions, including as a result of the COVID-19 pandemic; the outcome of litigation related to or arising out of the proposed business combination, or any adverse developments therein or delays or costs resulting therefrom; the ability to meet the New York Stock Exchange’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; those factors discussed in Altimar’s annual report on Form 10-K, filed with the SEC on February 24, 2021 and as amended on April 22, 2021, under the heading “Risk Factors,”; those factors discussed in the proxy statement under the heading “Risk Factors” and other documents of Altimar filed, or to be filed, with the SEC. Altimar does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2021

Altimar Acquisition Corporation

By:	/s/ Wendy Lai
Name: Wendy Lai
Title: Chief Financial Officer